LICENSE AGREEMENT

         This License Agreement (this "Agreement") is made effective as of January 13, 2000 (the "Effective Date") by and between Amerifit Nutrition, Inc., a Delaware corporation with its principal place of business at 166 Highland Park Drive, Bloomfield, Connecticut 06002 ("Licensor"), and Optim Nutrition, Inc., a Utah corporation and a wholly-owned subsidiary of Biomune Systems, Inc., and with its principal place of business at 2401 S. Foothill Drive, Salt Lake City, Utah 84109 ("Licensee"). Licensor and Licensee are each hereafter referred to individually as a "Party" and together as the "Parties".

         WHEREAS, Licensor has transferred to Licensee certain assets related to its NiteBite Product pursuant to an Asset Purchase Agreement of even date herewith (the "Purchase Agreement"); and

         WHEREAS, in connection with such acquisition, Licensor has agreed to license to Licensee, on an exclusive basis with respect to the "Market" defined herein and on a non-exclusive basis elsewhere, a certain Trademark in accordance with the terms of this Agreement.

         NOW,  THEREFORE,  in consideration  of the mutual  covenants  contained
herein,   and  for  other  good  and  valuable   consideration,   including  the
consideration received by Licensor pursuant to the Purchase Agreement, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

                                 1. DEFINITIONS

         Whenever used in the Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

         1.1 "Affiliate" means any corporation, firm, limited liability company, partnership or other entity, which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. "Control" means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

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         1.2      "Market"  means the market for timed-release glucose  products for  persons  with  diabetes or hypoglycemia.

         1.2 "Product" has the meaning set forth in the Purchase Agreement, and includes future modified versions of such Product.

         1.3      "Term" has the meaning set forth in Section 4.1.

         1.4      "Territory" means worldwide.

         1.5      "Trademark"  means the mark "Timed-Release Glucose Bar(TM)".

                                2. LICENSE GRANT

         2.1. License Grant. Licensor hereby grants to Licensee a perpetual (subject to termination under Section 3 below), royalty-free license, with the right to grant sublicenses as provided in Section 2.2, to use the Trademark within the Territory in connection with the manufacturing, marketing and sale of Products. This license shall be exclusive with respect to the Market for a period of ten (10) years from the Effective Date. Licensor shall not itself utilize the Trademark for any product within the Market during such period, and shall not authorize others to use the Trademark within the Market during such period. In all other markets, this license shall be non-exclusive.

         2.2 Sublicense Rights. Licensee shall have the right to sublicense the rights granted to it under Section 2.1 of this Agreement in whole or in part to its Affiliates and to Licensee's other sublicensees and distributors with respect to the Product, to use in connection with their sales and distributions of the Product.

                             3. TERM AND TERMINATION

         3.1. Term. This Agreement and the licenses granted hereunder shall continue until terminated as provided in this Section 3.

         3.2      Termination Provisions.

         (a) This Agreement and the licenses granted herein may be terminated by Licensor upon any breach by Licensee of any material obligation or condition, effective sixty (60) days after giving written notice to Licensee of such termination, which notice shall describe such breach in reasonable detail, and opportunity to cure the breach. The foregoing notwithstanding, if the default or breach is cured or shown to be non-existent within the aforesaid

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or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect.

         3.3 Termination by Licensee. Licensee may terminate this Agreement, and the rights and obligations hereunder, in its sole discretion at any time by giving written notice thereof to Licensor. Such termination shall be effective fifteen (15) days following the date such notice is received by Licensor and shall have all consequences as set forth in Section 3.4 and 3.6 below.

         3.4 Effect of Termination. Upon termination of this Agreement under Section 3.2 or Section 3.3, Licensee shall cease all use of the Trademark and all relevant licenses and sublicenses granted by Licensor to Licensee hereunder shall terminate and Licensee shall promptly transfer to Licensor or destroy all documents, instruments, records and data relevant to the use of the Trademark.

         3.5 Remedies. If either Party shall fail to perform or observe or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate this Agreement, the non-defaulting Party may elect to obtain other relief and remedies available under law.

         3.6 Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations set forth in Articles 3, and Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, and 4.17 hereof shall survive the expiration or termination of the Term of this Agreement.

                                4. MISCELLANEOUS

         4.1 Licensor Representations. Licensor represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Licensor corporate action; (b) Licensor is under no obligation which is inconsistent with this Agreement; (c) Licensor is the owner of the Trademark and that, to the best of its knowledge, it has the free and unencumbered right to license the Trademark to Licensee as provided hereunder; and (d) to the best of Licensor's knowledge, the Trademark does not infringe the rights of any third party.

         4.2 Licensee Representations. Licensee represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all


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appropriate Licensee corporate action;  and (b) Licensee is under no obligation which is inconsistent with this Agreement.

         4.3      Limitation of Warranties.
EXCEPT AS SET FORTH IN SECTIONS 4.1 AND 4.2, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

         4.4 Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, THE PARTIES WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, LICENSED TECHNOLOGY OR SERVICES.

         4.5      Trademark  Enforcement.  Licensor may, in its sole discretion,
(a) take all reasonable measures, including without limitations bringing civil actions for trademark infringement, to stop the use of marks which, in its sole judgment, are the same as or confusingly similar to the Trademark and (b) take all reasonable measures, including without limitations bringing inter partes proceedings in the United States Patent and Trademark Office, to prevent the registration of marks which, in its sole judgment, are the same as or confusingly similar to the Trademark. Licensor shall have the right to bring all such actions involving the Trademark and any award received in any such actions shall belong solely to Licensor. Licensor agrees to take such actions as are reasonably requested by Licensee to require third parties who are using the Trademark within the Market during the term of Licensee's exclusive license to cease such use, including making written demands to cease and desist such use; provided that Licensor shall not be required to bring legal action against such infringing users. However, if Licensor declines to bring any such action within thirty (30) days after Licensee's written request, Licensee shall have the right


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to bring such an action in order to protect the  exclusivity of its license with respect to the Market. Any award received in any such action brought by Licensee shall belong solely to Licensee.

         4.6 Notices. Any notices, requests, deliveries, approvals or consents required or permitted to be given under this Agreement to Licensee or Licensor shall be in writing and shall be personally delivered or sent by telecopy (with written confirmation to follow via United States first class mail), overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other Party hereto):

If to Licensor:

                  Mr. Peter J. Vitulli
                  Amerifit Nutrition, Inc.
                  166 Highland Park Drive
                  Bloomfield, CT 06002

With a copy to:

                  Mintz, Levin, Cohn, Ferris,
                     Glovsky & Popeo, P.C.
                  One Financial Center
                  Boston, MA  02111
                  Attn:  Douglas A. Zingale

If to Licensee:
                  Randy E. Olshen
                  Optim Nutrition, Inc.
                  2401 S. Foothill Dr.
                  Salt Lake City, UT 84109

With a copy to:

                  Kevin R. Pinegar
                  Durham Jones & Pinegar
                  50 South Main, Suite 850
                  Salt Lake City, UT 84044

         Such notices shall be deemed to have been sufficiently given on: (a) the date sent if delivered in person or transmitted by telecopy, (b) the next business day after dispatch in the case of overnight courier or (c) five (5) business days after deposit in the U.S. mail in the case of certified mail.


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         4.7      Governing  Law. The Parties agree: (i) this Agreement  will be construed, interpreted and applied in accordance with the laws of the State of Utah (excluding its body of law controlling conflicts of law); (ii) if any dispute arises concerning this Agreement, such action shall be brought in a state or federal court in the state in which the defendant's principal office is located (i.e., Utah court if Licensee is the defendant and Connecticut court if the Licensor is the defendant), and such court shall have exclusive jurisdiction over any dispute concerning this Agreement and each Party hereby consents to the personal jurisdiction of such court; and (iii) in the event that a dispute shall arise concerning this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party all attorneys' fees and costs incurred by the prevailing Party in connection with such dispute, regardless of whether such dispute results in the filing of a lawsuit.

         4.8 Limitations. Except as set forth elsewhere in this Agreement or in a written agreement between the Parties, neither Party grants to the other Party any right or license to any of its intellectual property.

         4.9 Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter herein. No modification shall be effective unless in writing and signed by the Parties.

         4.10 Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

         4.11 Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

         4.12 Assignment. This Agreement is binding upon and shall inure to the benefit of the parties and their respective successors, representatives
and assigns. Licensee may assign this  Agreement  and  Licensee's   rights  and
obligations hereunder to any third party in connection with a sale or transfer of Licensee's rights in the Product to such third party; provided that Licensee gives Licensor prompt written notice of such assignment.

         4.13 Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

         4.14     Construction.  The Parties hereto acknowledge and agree that:
(i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

         4.15 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party's rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

         4.16     Status.  Nothing in this  Agreement is intended or shall be
deemed to   constitute  a  partner,   agency,   employer-employee,   or  joint
venture relationship between the Parties.

         4.17     Indemnification.

         (a) Licensor shall indemnify, defend and hold harmless Licensee, its affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Licensee Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Licensee Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties arising out of any inaccuracy in Licensor's representations and warranties under Section 4.1. The Licensee Indemnitees shall promptly notify Licensor of any action or claim for which they are to be indemnified hereunder and Licensor shall have the sole right to defend, settle or compromise any such claim or action.

         (b) Licensee shall indemnify, defend and hold harmless Licensor, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Licensor Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Licensor Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties arising out of any inaccuracy in Licensee's representations and warranties under Section 4.2. The Licensor Indemnitees shall promptly notify Licensee of any action or claim for which they are to be indemnified hereunder and Licensee shall have the sole right to defend, settle or compromise any such claim or action.

         4.18 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.


         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative in two (2) originals.

Amerifit Nutrition, Inc.                     Optim Nutrition, Inc.

By: /s/ Peter J. Vitulli                     By:
   -------------------------------------        --------------------------------
    Peter J. Vitulli, President and CEO         Randy E. Olshen, President


Date:                                        Date:
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